SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  1/31/2006
File number 811-5686
Series No.: 8

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                  $15,657
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                  $ 7,707
              Class C                  $ 1,697
              Investor Class           $ 5,908
              Institutional Class      $ 1,900

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $0.1498
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $0.1334
              Class C                  $0.1334
              Investor Class           $0.1506
              Institutional Class      $0.1605

74U.      1.   Number of shares outstanding (000's Omitted)
               Class A                 101,583
          2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                  51,061
               Class C                  12,123
               Investor Class           36,981
               Institutional Class      14,426

74V.      1.   Net asset value per share (to nearest cent)
               Class A                   $4.39
          2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                   $4.40
               Class C                   $4.39
               Investor Class            $4.39
               Institutional Class       $4.39